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                                                                    EXHIBIT 23.5

                      [LETTERHEAD OF NYHAN & MAZZA, P.C.]

Consent of Independent Accountants


We consent to the inclusion of our report dated March 27, 1996 relating to Additional Technical Support, Inc. and Affiliates for the years ended July 31, 1995 and July 31, 1994, included in the Current Report on Form 8-K of AccuStaff Incorporated dated February 20, 1996 in the Registration Statement of AccuStaff Incorporated on Form S-8.

/s/ Nyhan & Mazza, P.C.

Nyhan & Mazza, P.C.
November 6, 1996